UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Quest Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-0518546 (I.R.S. Employer Identification No.)

9520 North May Avenue, Suite 300 Oklahoma City, Oklahoma (Address of principal executive offices)	73120 (Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units representing limited partner interests	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: No. 333-144716 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Quest Energy Partners, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144716), initially filed with the Securities and Exchange Commission on July 19, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2.    Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-144716), initially filed with the Securities and Exchange Commission on July 19, 2007 (incorporated herein by reference).

2.	Certificate of Limited Partnership of Quest Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended).

3.	Form of First Amended and Restated Agreement of Limited Partnership of Quest Energy Partners, L.P. (included as Appendix A to the prospectus) (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended).

4.	Specimen of Common Unit Certificate (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By:	Quest Energy GP, LLC,
its General Partner

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: October 31, 2007